Exhibit 5.2

LILLIS O’MALLEY OLSON MANNING POSE TEMPLEMAN LLP

ATTORNEYS AT LAW

(ESTABLISHED 1917)

WILLIAM J. LILLIS MICHAEL W. O’MALLEY EUGENE E. OLSON DANIEL L. MANNING, SR. CHRISTOPHER R. POSE JOEL B. TEMPLEMAN* BRIDGET O’MALLEY KAUTZKY DANIEL M. MANNING, JR. * LICENSED IN IOWA AND ILLINOIS	317 SIXTH AVENUE, SUITE 300 DES MOINES, IOWA 50309-4127 CC TELEPHONE (515) 243-8157 FAX (515) 243-3919 WWW.LILLISOMALLEY.COM	JOHN CONNOLLY, JR. (1891-1975) GEORGE E. O’MALLEY (1905-1982) JOHN CONNOLLY III (1918-1998) BERNARD J. CONNOLLY (1920-1970) C. I. MCNUTT (1901-1958) STREETAR CAMERON (1957-2008)

January 9, 2019

MidAmerican Energy Company, Suite 500

666 Grand Avenue

Des Moines, Iowa 50309-2580

Ladies and Gentlemen:

We have acted as special Iowa counsel to MidAmerican Energy Company, an Iowa corporation (the “Company”), in connection with the offering by the Company of $600,000,000 aggregate principal amount of the Company’s 3.65% First Mortgage Bonds due 2029 (the “2029 Bonds”) and $900,000,000 aggregate principal amount of the Company’s 4.25% First Mortgage Bonds due 2049 (the “2049 Bonds” and together with the 2029 Bonds, the “Bonds”). The Bonds have been offered pursuant to the Registration Statement on Form S-3, file no. 333-225916 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the preliminary prospectus supplement, dated January 7, 2019, filed with the Commission on January 7, 2019 pursuant to Rule 424(b) of the Securities Act (the “Preliminary Prospectus Supplement”), and the final prospectus supplement, dated as of January 7, 2019, filed with the Commission on January 8, 2019 pursuant to Rule 424(b) of the Securities Act (the “Final Prospectus Supplement” and, collectively with the Preliminary Prospectus Supplement, the “Prospectus Supplement”).

The Bonds have been issued pursuant to the Indenture, dated as of September 9, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of September 19, 2013 (the “First Supplemental Indenture”), as supplemented by the Eighth Supplemental Indenture, dated as of January 9, 2019 (the “Eighth Supplemental Indenture”) between the Company and the Trustee.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the First Supplemental Indenture, the Eighth Supplemental Indenture, the Bonds and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to

MidAmerican Energy Company

January 9, 2019

render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company is validly existing under the laws of its jurisdiction of incorporation and has all requisite power to execute, deliver and perform its obligations under the Base Indenture, the First Supplemental Indenture, the Eighth Supplemental Indenture and the certificates evidencing the global Bonds.

2. The Base Indenture, the First Supplemental Indenture, the Eighth Supplemental Indenture and the certificates evidencing the global Bonds have been duly authorized by all necessary corporate or other action and have been duly executed and delivered by the Company.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Iowa. This opinion is limited to the effect of the current state of the laws of the State of Iowa and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Christopher R. Pose

Christopher R. Pose
For the Firm